EXHIBIT 2.3

                        STOCK EXCHANGE JOINDER AGREEMENT

         STOCK EXCHANGE JOINDER AGREEMENT ("Joinder") dated as of February 21, 2001, by and among Global Information Group USA, Inc., ("GIG"); the new shareholders of GIG identified on the signature pages hereto (each individually, a "New Shareholder" and collectively, the "New Shareholders"); the pre-existing shareholders of GIG (the "Sellers"); ADVA International Inc., a Delaware corporation ("ADVA"); and Biotel, Inc. ("Biotel").

                                    RECITALS

         WHEREAS, on June 19, 2000, GIG, the Sellers, ADVA and Biotel entered into an Agreement of Stock Exchange whereby the Sellers agreed to convey all their stock in GIG in exchange for 94.57% of the outstanding capital stock of ADVA;

         WHEREAS, certain of the Sellers, since execution of the Agreement of Stock Exchange, have sold shares of GIG to certain persons who were not shareholders of GIG as of June 19, 2000 (the "New Shareholders");

         WHEREAS, the New Shareholders desire to join and be bound by all the terms and conditions of the Agreement of Stock Exchange and all documents ancillary to the transactions contemplated in the Agreement of Stock Exchange (the "Ancillary Documents");

         WHEREAS, pursuant to Section 9.4 of the Agreement of Stock Exchange, all the parties thereto must provide their consent prior to amending the Agreement of Stock Exchange;

         NOW THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1. The New Shareholders shall, for all purposes of the Agreement of Stock Exchange, the Ancillary Documents and all the transactions contemplated therein, be deemed "Sellers", as such term is defined in the Agreement of Stock Exchange.

2. ADVA and Biotel consent to the transfers of the shares to the New Shareholders and agree to such New Shareholders being deemed "Sellers" for purposes of the Agreement of Stock Exchange, the Ancillary Documents and all the transactions contemplated therein.

3. This Joinder may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, all the parties to this Joinder have caused this Joinder to be executed and delivered as of the date first set forth above.


SELLERS:

/s/Anthony E. Mohr                                        /s/ H. Smit, power-of-attorney for Charles Langereis
--------------------------------------------              --------------------------------------------------------------------------
ANTHONY E. MOHR                                           CHARLES LANGEREIS, by Hendrik Smit as power-of-attorney.




/s/Anthony E. Mohr, power-of-attorney for FOG
Investments Limited                                       /s/ H. Smit, power-of-attorney for H.B.G. Sijthoff
------------------------------------------------          ---------------------------------------------------
FOG INVESTMENTS LIMITED                                   HENRI B.G. SIJTHOFF, by Hendrik Smit as
By: Anthony E. Mohr as power-of-attorney.                 power-of-attorney.



/s/ P. L. van Wijngaarden, power-of-attorney
for Hugo Heerema                                          /s/ H. Smit, power-of-attorney for Jouke V.J.P. Brada
---------------------------------------------------       ----------------------------------------------------
HUGO HEEREMA, by Philip L. van                            JOUKE V.J.P. BRADA, by Hendrik Smit as power-of-attorney.
Wijngaarden as power-of- attorney.


/s/Philip  L.  van  Wijngaarden,  power-of-attorney
---------------------------------------------------
for Femia E. van Wulfften Palthe                          /s/ Philip L. van Wijngaarden, power-of-attorney for Leonard Van Hulst
------------------------------------                      --------------------------------------------------------------------------
FEMIA E. VAN WULFFTEN PALTHE, by Philip                   LEONARD VAN HULST, by Philip L. van Wijngaarden as power-of-attorney.
L. van Wijngaarden as power-of- attorney.


/s/Philip L. van Wijngaarden, power-of-attorney for       /s/Philip  L. van Wijngaarden, power-of-attorney
---------------------------------------------------       ---------------------------------------------------------------
Nicole E.A.M. Aarts                                       for Fiona N. Van Hulst
--------------------------------------------
NICOLE E.A.M. AARTS, by Philip L. van Wijngaarden         FIONA N. VAN HULST, by Philip L. van Wijngaarden as power-of- attorney.
-------------------------------------------------         -----------------------------------------------------------------------
as power-of-attorney.


JOLEC TRADING LIMITED                                     VIEWMONT HOLDINGS LIMITED

By: Intertrust (Curacao) N.V.                             By: Intertrust (Curacao) N.V.

/s/Gregory Elias                                          /s/Gregory Elias
--------------------------------------------              --------------------------------------------------------------------------
Gregory Elias, Managing Director                          Gregory Elias, Managing Director


SORENSEN' S SECURITIES LIMITED                            GORILLA VENTURES N.V.

By: Intertrust (Curacao) N.V.                             By: Intertrust (Curacao) N.V.

/s/Gregory Elias                                          /s/Gregory Elias
--------------------------------------------              --------------------------------------------------------------------------
Gregory Elias, Managing Director                          Gregory Elias, Managing Director



MOANA LAKE FINANCE CORP.                                  LINARES CAPITAL LIMITED

By: Intertrust (Curacao) N.V.                             By: Intertrust (Curacao) N.V.

/s/Gregory Elias                                          /s/Gregory Elias
--------------------------------------------              --------------------------------------------------------------------------
Gregory Elias, Managing Director                          Gregory Elias, Managing Director

HACKEN INVESTMENTS LIMITED                                H EYDAEL B.V.

By: Benno P. Hafner as power-of-attorney.                 By: Hendrik Smit, Managing Director

/s/Benno P. Hafner                                        /s/ Hendrik Smit
--------------------------------------------              --------------------------------------------------


ADVA INTERNATIONAL, INC.                                  GLOBAL INFORMATION GROUP USA, INC.

By: /s/ George L. Down                                    By: /s/Anthony E. Mohr
    ----------------------------------------                  ----------------------------------------------
Name:   George L. Down                                    Name:  Anthony E. Mohr
Title:  President                                         Title: President


BIOTEL, INC.

By: /s/ Ronald G. Moyer
    ----------------------------------------
Name:  Ronald G. Moyer
Title: President


NEW SHAREHOLDERS:


/s/ Ruud A.M. Pruijm                                      /s/ Jan P.D. Geertman
--------------------------------------------              --------------------------------------------------
Ruud A.M. Pruijm                                          Jan P.D. Geertman


/s/ Ernst R. Verdonck                                     /s/ Jergen Maijers
--------------------------------------------              --------------------------------------------------
Ernst R. Verdonck                                         Jergen Maijers


/s/ J. Leffelaar                                          /s/ M. Lavino
--------------------------------------------              --------------------------------------------------
J. Leffelaar                                              M. Lavino


/s/ Christiaan Ouwingar                                   /s/ Christopher Schuijt
--------------------------------------------              --------------------------------------------------
Christiaan Ouwinga                                        Christopher Schuijt



                                                          Thames Asset Management Ltd.
                                                          ----------------------------

/s/S.I.J. Zeilstra                                        By: /s/Michael Hoving
--------------------------------------------              --------------------------------------------------
S.I.J. Zeilstra                                           Name:  Michael Hoving
                                                          Title: Director